Exhibit 5.1

September 26, 2024

Re:	MIRA Pharmaceuticals, Inc. - Registration Statement on Form S-8

Ladies and Gentleman:

We are rendering this opinion in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) 5,147,808 shares of common stock, par value $0.0001 per share (the “Shares”), of MIRA Pharmaceuticals, Inc., a Florida corporation (the “Company”), pursuant to the Company’s 2022 Omnibus Incentive Plan, (the “Plan”).

We have examined: (i) the Registration Statement; (ii) the Company’s Third Amended and Restated Articles of Incorporation, as amended and supplemented; (iii) the Company’s Amended and Restated Bylaws; and (iv) the Plan.

In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

Based on the foregoing, we are of the opinion that the Shares that constitute original issuance shares will be validly issued, fully paid and nonassessable by the Company when the issuance of such Shares has been duly and validly approved by the Board of Directors of the Company and such Shares have been delivered in accordance with the Plan.

We consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the use of our name wherever it appears in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Pearl Cohen Zedek Latzer Baratz LLP